Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-266383, 333-262769) and Form S-8 (Nos. 333-162890, 333-183051, 333-190336, 333-207846, 333-228120, 333-253190, 333-265211) of ALLETE, Inc. of our report dated February 20, 2024, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 20, 2024